CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of Yields for You Strategy A ETF, Yields for You Strategy B ETF, and Relative Strength Managed Volatility Strategy ETF, each a series of Listed Funds Trust, under the heading “Other Service Providers" in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
January 2, 2025